                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /        Preliminary Proxy Statement
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        BIG FLOWER PRESS HOLDINGS, INC.
-----------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:
     / / Fee paid previously with preliminary materials.
     / / Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:

                        BIG FLOWER PRESS HOLDINGS, INC.
                                NOTICE OF ANNUAL
                                   MEETING OF
                                STOCKHOLDERS AND
                                PROXY STATEMENT

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                            WITH YOUR PROXY PROMPTLY

                                     [LOGO]

                           THURSDAY, NOVEMBER 7, 1996
                                  AT 9:00 A.M.
                              GOLDMAN, SACHS & CO.
                               ONE NEW YORK PLAZA
                               NEW YORK, NEW YORK

   [LOGO]

                        BIG FLOWER PRESS HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 521-1600

                                                                 October 4, 1996

Dear Stockholder:

    It is our pleasure to invite you to join us at the 1996 Annual Meeting of Stockholders of Big Flower Press Holdings, Inc. which will be held at 9:00 a.m., on Thursday, November 7, 1996, in the forty-third floor auditorium of Goldman, Sachs & Co., One New York Plaza, New York, New York.

    We will report to you at the meeting on the Company's current operations and outlook. The meeting will also include a question and discussion period. The Board of Directors and management hope that many of you will be able to attend in person.

    At the meeting, you will be asked to consider and vote on the election of three (3) directors and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of them. Please give this proxy material your careful attention, as the discussion is important to your decisions on the matters being presented.

    The formal notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please mark, sign, date and return the enclosed proxy. Our Annual Report (including our Transition Report on Form 10-K for the transition period from July 1, 1995 to December 31, 1995) also accompanies these proxy materials.

                                          Sincerely,

          [SIGNATURE]                           [SIGNATURE]
R. Theodore Ammon                 Edward T. Reilly
  Chairman and Chief                President and Chief
  Executive Officer                 Operating Officer

   [LOGO]

                        BIG FLOWER PRESS HOLDINGS, INC.
                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 7, 1996

                            ------------------------

    The 1996 Annual Meeting of Stockholders of Big Flower Press Holdings, Inc. (the "Company") will be held on Thursday, November 7, 1996, at 9:00 a.m., local time, in the forty-third floor auditorium of Goldman, Sachs & Co., One New York Plaza, New York, New York, for the following purposes:

        (1) To elect three (3) directors to hold office as specified in the accompanying Proxy Statement;

        (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified accountants; and

        (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Common Stock at the close of business on September 23, 1996.

                                          By order of the Board of Directors
                                          Mark A. Angelson
                                          Executive Vice President and
                                          General Counsel and
                                          Secretary of the Board of Directors

October 4, 1996

           YOUR VOTE IS IMPORTANT! STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE,
       SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
       ENCLOSED
       ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE
       MEETING.

                        BIG FLOWER PRESS HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

GENERAL

    The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or the "Board") of Big Flower Press Holdings, Inc. (the "Company" or "Big Flower") in connection with the 1996 Annual Meeting of Stockholders of the Company to be held on Thursday, November 7, 1996, at 9:00 a.m., local time, in the forty-third floor auditorium of Goldman, Sachs & Co., One New York Plaza, New York, New York (the "Meeting"), and at any adjournment or postponement of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on or about October 7, 1996. The mailing address of the Company's principal executive office is 3 East 54th Street, New York, New York 10022.

    When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the three nominees for directors named below and FOR the ratification and approval of Deloitte & Touche LLP as independent accountants for the Company for the year ended December 31, 1996 ("Proposal (2)"). The Company does not have cumulative voting in the election of directors. Under the Company's Amended and Restated By-Laws (the "By-Laws"), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on other business as may properly be brought before the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company.

VOTING SECURITIES

    All holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on September 23, 1996 are entitled to vote on all business of the Meeting. At the close of business on such day, the Company had 14,715,745 shares of Common Stock outstanding and entitled to vote at the Meeting. Each share of Common Stock entitles the holder to one vote per share. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum.

    Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, and the Company's By-Laws, if a quorum is present at the Meeting, the affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposal (2). In accordance with Delaware law, abstentions and broker "non-votes" will not be counted as being present at the Meeting for this purpose. Broker "non-votes" and the shares as to which a stockholder abstains will be included for purposes of determining whether a quorum of shares is present at the Meeting.

    The Company has been informed that the 2,145,144 shares of Common Stock owned by R. Theodore Ammon, the Chairman and Chief Executive Officer of Big Flower, and the 4,470,992 shares of Common Stock owned by Apollo Big Flower Partners, L.P., will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the nominees for director named below and FOR Proposal (2).

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    The directors of the Company are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Currently, the Class I directors are Messrs. Minow, Scheller and Yorke; the Class II directors are Ms. Manley and Mr. Diamandis; and the Class III directors are Messrs. Ammon, Black and Reilly. For certain information regarding the Class II and Class III directors of the Company, see "Directors and Executive Officers" below. The initial Class I directors were elected to hold office until the date of the Meeting; the initial Class II directors were elected to hold office until the date of the 1997 Annual Meeting of Stockholders; and the initial Class III directors were elected to hold office until the date of the 1998 Annual Meeting of Stockholders and, in each case, until his or her successor is elected and qualified and subject to his or her prior death, resignation, retirement, disqualification or removal.

    Mr. Scheller, a current director of the Company, will not stand for re-election, but will continue to serve as a director of the Company until the Meeting. It is recommended that the three (3) nominees herein named be elected as directors of the Company, with each director to hold office for three years until the Annual Meeting of Stockholders for the year in which such director's three year term expires, and until his successor is elected and qualified or until his prior death, resignation, retirement, disqualification or removal. Two of the three nominees are presently serving as directors of the Company and were classified as Class I directors at a meeting of the Board of Directors held on November 10, 1995 (in the case of Mr. Edward M. Yorke) and at a meeting of the Board of Directors held on September 30, 1996 (in the case of Mr. Minow), in each case to serve until the 1996 annual meeting of the Company's stockholders and until such director's successor is duly chosen and qualified or until his prior death, resignation, retirement, disqualification or removal. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

    Certain information regarding each person nominated by the Board of Directors, including his principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicted, all nominees have had the indicated principal occupations for the past five years.

NAME OF DIRECTOR                    AGE           BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER INFORMATION
------------------------------      ---      ---------------------------------------------------------------------------

Robert M. Kimmitt.............          48   Mr. Kimmitt has been a managing director of Lehman Brothers since 1993, currently serving as the head of its Washington office. Prior to joining
                                             Lehman Brothers, Mr. Kimmitt served from 1991 to 1993 as American
                                             Ambassador to Germany, and from 1989 to 1991 as Under Secretary of State for Political Affairs. He was a partner in the Washington office of Sidley
                                             & Austin from 1987 to 1989. Mr. Kimmitt served as a member of the National
                                             Security Council staff at the White House from 1978 to 1985 and General
                                             Counsel of the Department of the Treasury from 1985 to 1987. Mr. Kimmitt serves on the board of Mannesmann Corporation of Duesseldorf, Germany, a global industrial, automotive, and telecommunications company, and on the
                                             U.S. Group Council of BMW Corporation of Munich, Germany.

Newton N. Minow...............          70   Mr. Minow has been a Director of Big Flower since September 30, 1996. Since
                                             1991, Mr. Minow has been counsel to the law firm of Sidley & Austin, where he served as Partner from 1965 to 1991. He also served as Chairman of the
                                             Federal Communications Commission from 1961 to 1963. He is a director of
                                             Sara Lee Corporation, Aon Corporation, Manpower, Inc. and True North
                                             Communications, Inc. Mr. Minow is Chairman of the Carnegie Corporation of
                                             New York, a Trustee and former Chairman of the Board of Trustees of The
                                             RAND Corporation, and former Chairman of the Board of Governors of the
                                             Public Broadcasting Service. Mr. Minow is also a Life Trustee of the
                                             University of Notre Dame and a Life Trustee of Northwestern University.

Edward M. Yorke...............          37   Mr. Yorke has been a Director of Big Flower since 1993. Since 1992, he has been an officer of Apollo Advisors, L.P., which, together with an affiliate, serves as managing general partner of Apollo Investment Fund,
                                             L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as a financial advisor to and a representative for certain institutional investors with respect to securities investments. From 1990 to 1992, Mr. Yorke was a vice president in the high yield capital markets group of BT Securities Corp.
                                             Mr. Yorke is a director of Aris Industries, Inc., Salant Corporation and
                                             Telemundo Group, Inc.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the Class II and Class III directors of the Company and the executive officers of the Company, all of whom are U.S. citizens.

NAME                                   AGE                                     POSITIONS
---------------------------------      ---      ------------------------------------------------------------------------

R. Theodore Ammon................          47   Class III Director; Chairman; Chief Executive Officer and Principal
                                                Financial Officer

Leon D. Black....................          43   Class III Director

Edward T. Reilly.................          49   Class III Director; President and Chief Operating Officer

Peter G. Diamandis...............          64   Class II Director

Joan D. Manley...................          64   Class II Director

Mark A. Angelson.................          45   Executive Vice President and General Counsel and Secretary of the Board
                                                of Directors

    Set forth below is certain additional information concerning the persons listed above.

    R. THEODORE AMMON has been the Chairman of the Board, Chief Executive Officer and Principal Financial Officer of Big Flower since its inception. Mr. Ammon has also been the Chairman of the Board of Treasure Chest since 1993. Mr. Ammon was a General Partner of Kohlberg Kravis Roberts & Co. (a New York and San Francisco-based investment firm) from 1990 to 1992, and an executive of such firm prior to 1990. Mr. Ammon is also a member of the Board of Directors of Host Marriott Corporation, Foodbrands America, Inc., Culligan Water Technologies, Inc. and Samsonite Corporation. In addition, Mr. Ammon serves on the Board of Directors of the New York YMCA, on the Board of Trustees of Bucknell University and on the Board of Directors of Jazz at Lincoln Center.

    LEON D. BLACK has been a Director of Big Flower since 1993. Mr. Black is one of the founding principals of Apollo Advisors, L.P., which, together with an affiliate, serves as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Apollo Real Estate Advisors, L.P., which, together with an affiliate acts as managing general partner of Apollo Real Estate Investment Fund, L.P. and Apollo Real Estate Investment Fund II, L.P., and of Lion Advisors, L.P., which acts as a financial advisor to and a representative for certain institutional investors with respect to securities investments. Mr. Black is a director of Converse, Inc., Culligan Water Technologies, Inc., Furniture Brands International, Inc., Samsonite Corporation, Telemundo Group, Inc. and Vail Resorts, Inc.

    EDWARD T. REILLY has been President and Chief Operating Officer of Big Flower since March 1996 and a Director of the Company since June 1996. He is also a director of Treasure Chest, Laser Tech Color, Inc. and Webcraft Technologies, Inc., each a subsidiary of Big Flower. Prior to joining Big Flower, Mr. Reilly held a variety of executive positions with McGraw-Hill, Inc., a publishing and communications company, in their Broadcast and Publication groups from 1968 to 1996, and served as president of McGraw-Hill Broadcasting from 1987 to 1996. Mr. Reilly has been active in television industry affairs, having served as the Chairman of the Television Bureau of Advertising and as a member of the Board of Directors of the National Association of Broadcasters.

    PETER G. DIAMANDIS has been a Director of Big Flower since September 1994. Mr. Diamandis has been Vice Chairman of Donnelley Marketing, Inc., a marketing company, since 1991 and has been the Chairman of TVSM, Inc., a magazine publishing company, since 1991. From 1988 to 1991, Mr. Diamandis served as President and Chief Executive Officer of Hachette Publications, which purchased Diamandis Communications Inc. in 1988. From 1987 to 1988, Mr. Diamandis served as Chairman, President and Chief

Executive Officer of Diamandis Communications Inc., a publisher of special interest magazines. From 1983 to 1987, Mr. Diamandis was President of CBS Magazines ("CBS"). In 1982, Mr. Diamandis joined CBS as Vice President, Group Publisher, Women's Day, and served as President of CBS from September 1983 to 1987. Mr. Diamandis serves on the Board of Trustees of Bucknell University and the Board of Directors of the Publishers Information Bureau.

    JOAN D. MANLEY has been a Director of Big Flower since September 1994. Ms. Manley retired from Time Incorporated in 1984, where she had held numerous positions since 1960. At the time of her retirement, Ms. Manley was Group Vice President and a director of Time Incorporated. Ms. Manley serves on the Board of Directors of Aon Corporation, Sara Lee Corporation, Scholastic, Inc. and Viking Office Products, Inc. and is a Trustee of the Keystone Center.

    MARK A. ANGELSON has been Executive Vice President and General Counsel and Secretary of the Board of Directors of Big Flower since March 1996. He is also a director of Treasure Chest, Laser Tech Color, Inc. and Webcraft Technologies, Inc. Prior to joining Big Flower, Mr. Angelson was a partner of the law firm Sidley & Austin from 1982 to 1996. Mr. Angelson was Co-Chair of Sidley's international operations, founder of the firm's English law practice and manager of the firm's offices in Singapore, New York and London. Mr. Angelson is admitted to practice law in the State of New York, in England and in Wales. He is also a Trustee of American School in London Foundation, Inc., a Fellow of Royal Society of Arts and a member of the Advisory Board of Jobs for the Future, Inc.

    The term of office of each executive officer is until the organizational meeting of the Big Flower Board following the next annual meeting of Big Flower stockholders and until his successor is elected and qualified or until his prior death, resignation, retirement, disqualification or removal.

BOARD MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

    Four meetings of the full Board of Directors were held during the fiscal year ended June 30, 1995 ("Fiscal 1995") and five meetings of the full Board of Directors were held during the transition period from July 1, 1995 to December 31, 1995 (the "TP95"). On March 21, 1996, the Board of Directors elected to change the Company's fiscal year from a 12-month period ending June 30th to a calendar year. Each incumbent director other than Mr. Leon D. Black attended more than 75% of the aggregate of all meetings of the Board of Directors that were held after such director's election to the Board and of all committees of the Board of Directors that such director was eligible to attend in Fiscal 1995.

    The Company has standing audit and compensation committees whose current functions and members are described below. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these Committees until the next annual meeting of stockholders. The Company does not have a nominating committee.

    AUDIT COMMITTEE. The Audit Committee is composed of Ms. Joan Daniels Manley (Chairman), Messrs. Peter G. Diamandis and Leon D. Black. This Committee is charged with the responsibility of satisfying itself of the propriety and accuracy of the financial statements of the Company. In the course of performing its functions, the Audit Committee (i) reviews the Company's internal accounting controls and its annual consolidated financial statements, (ii) reviews with the Company's independent certified public accountants the scope of their audit, their report and their recommendations, (iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them, and (iv) recommends the action to be taken with respect to the appointment of the Company's independent certified public accountants. The Audit Committee did not meet during Fiscal 1995 or during TP95.

    COMPENSATION COMMITTEE. The Compensation Committee is composed of Messrs. Sanford G. Scheller (Chairman), Peter G. Diamandis and Leon D. Black. The Committee is charged with the responsibility of (i) considering, advising and making recommendations with respect to employee and director compensation matters, benefits and standards applicable to the executive officers of the Company, (ii) taking such actions with respect thereto that are not reserved to the Board of Directors, and (iii) administering the Big Flower Press Holdings, Inc. Restated 1993 Stock Award and Incentive Plan (the "Plan"), Treasure Chest's Executive Incentive Plan ("EIP"), and such other salary or compensation plans as the Committee is designated to administer. The Compensation Committee did not meet during Fiscal 1995 or during TP95.

COMPENSATION OF DIRECTORS

    Directors of Big Flower who are also executive officers of Big Flower or its subsidiaries do not receive any additional compensation for service as a member of the Board of Directors of Big Flower or any of its committees. All other directors of Big Flower are paid an annual fee of $25,000. For information relating to compensation of the Company's management directors, see "Employment and Severance Agreements" below.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Big Flower's directors, executive officers, and persons who own more than ten percent of Big Flower's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by the SEC regulations to furnish Big Flower with copies of all Forms 3, 4 and 5 they file.

    Based solely on Big Flower's review of the copies of such forms it has received, or written representations from certain reporting persons that no Form 5's were required for these persons, Big Flower believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to Fiscal 1995 except for the following inadvertent omission: BT Investment Partners, Inc. ("BTIP"), the holder of all of the outstanding shares of Class B Common Stock of the Company (which are non-voting securities), did not file a report with respect to one transaction on a timely basis. When this inadvertent omission was discovered, BTIP promptly filed the appropriate reports.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth the beneficial ownership as of September 23, 1996 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (constituting the only class of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each executive officer whose name appears in the Summary Compensation Table below who was an executive officer of the Company as of September 23, 1996 and all directors and executive officers as a group.

                                                                              SHARES BENEFICIALLY OWNED
                                                                      -----------------------------------------
NAME AND ADDRESS OF                                                   AMOUNT AND NATURE
  BENEFICIAL OWNER                                                     OF OWNERSHIP (A)    PERCENTAGE OF CLASS
--------------------------------------------------------------------  ------------------  ---------------------
R. Theodore Ammon (b)...............................................       2,245,344                 15.2%
  c/o Big Flower Press Holdings, Inc.
  3 East 54th Street
  New York, New York 10022
Apollo Big Flower Partners, L.P.....................................       4,470,992                 30.4%
  c/o Apollo Advisors, L.P.
  Two Manhattanville Road
  Purchase, New York 10577
BT Investment Partners, Inc. (c)....................................       1,738,692                 10.6%
  280 Park Avenue
  New York, New York 10017
Goldman, Sachs & Co. (d)............................................       1,679,582                 11.4%
  85 Broad Street
  New York, New York 10004
Leon D. Black (e)...................................................          --                   --
  c/o Apollo Management, L.P.
  1301 Avenue of the Americas
  New York, New York 10019
Edward M. Yorke (e).................................................          --                   --
  c/o Apollo Management, L.P.
  1301 Avenue of the Americas
  New York, New York 10019
Peter G. Diamandis (f)..............................................          13,400                    *
  c/o Donnelly Marketing Inc.
  70 Seaview Avenue
  Stamford, Connecticut 06902
Joan D. Manley (g)..................................................          13,400                    *
  P.O. Box 1353
  Dillon, Colorado 80435
Sanford G. Scheller (h).............................................         273,172                  1.8%
  c/o Treasure Chest Advertising Company, Inc.
  13000 Sawgrass Village--Suite 28
  Ponte Vedra Beach, Florida 32082
Edward T. Reilly....................................................          --                   --
  c/o Big Flower Press Holdings, Inc.
  3 East 54th Street
  New York, New York 10022
Newton N. Minow (i).................................................          10,000                    *
  Suite 4800
  One First National Plaza
  Chicago, Illinois 60603
All directors and executive officers as a group
  (9 persons) (e)(j)................................................       2,555,316                 17.1%

------------------------

*   less than 1%
                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRIOR PAGE)

(a) This column includes shares which directors and executive officers have the right to acquire within 60 days. Except as otherwise indicated, each person and entity has sole voting and dispositive power with respect to the shares set forth in the table.

(b) Includes (x) 6,000 shares held by Mr. Ammon as general partner of a partnership in which certain family members are the limited partners and have 99% of the economic interests, (y) options to purchase 100,000 shares of Common Stock which will vest within 60 days and (z) 200 shares owned by Mr. Ammon's minor children, as to which Mr. Ammon disclaims beneficial ownership. Additionally, Mr. Ammon holds unvested options to purchase 200,000 shares of Common Stock, subject to vesting ratably in November 1997 and November 1998.

(c) Represents shares of Class B Common Stock of the Company, which are not voting but are convertible into shares of Common Stock under certain circumstances.

(d) Shares are held for various customers of Goldman, Sachs & Co.

(e) Does not include shares owned by Apollo Big Flower Partners, L.P. ("Apollo"). Mr. Black and Mr. Yorke are officers of Apollo Capital Management, Inc., the general partner of Apollo Advisors, L.P., the managing general partner of AIF II, L.P., which in turn acts as the general partner of Apollo. Messrs. Black and Yorke expressly disclaim beneficial ownership with respect to such shares.

(f) Includes options to purchase 13,400 shares of Common Stock which are presently exercisable.

(g) Includes options to purchase 13,400 shares of Common Stock which are presently exercisable.

(h) Includes options to purchase 100,646 shares of Common Stock which are either presently exercisable or will become exercisable within 60 days.

(i) Does not include an option to purchase 13,400 shares of Common Stock (which option is presently exercisable) which was granted to Mr. Minow on September 30, 1996, upon his election to the Board of Directors.

(j) Includes options to purchase 227,446 shares of Common Stock which are presently exercisable.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    INTRODUCTION. This report to stockholders presents an overview of both the charter of the Compensation Committee of the Board of Directors (the "Compensation Committee") and of the Company's compensation philosophy. The Compensation Committee is composed entirely of non-management directors.

    THE COMPENSATION COMMITTEE'S ROLE. The Compensation Committee's principal function is to review and approve the compensation program for the executive officers and other senior executives of the Company (the "Executive Compensation Program") and to administer grants under the Plan.

    The Company's Executive Compensation Program is designed to motivate the executives to achieve the Company's business objectives, with a special emphasis on increasing stockholder value, earnings per share ("EPS") and earnings before interest expense, taxes, depreciation and amortization expense ("EBITDA"). The Company's executive officers are currently employed pursuant to multi-year employment agreements, the purpose of which is to retain the services of such officers for extended periods. The minimum salary to which each such executive officer is entitled is specified in the employment agreement, but the annual bonus for such executive officers with respect to periods beginning in 1997, which is a major part of an executive officer's cash compensation, and awards of stock options for executive officers, are subject to approval by the Compensation Committee from time to time. The principal terms of the employment agreements of certain executive officers are described under "Employment and Severance Agreements" below.

    OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM. The Executive Compensation Program is designed to help the Company retain, motivate and recruit the executives needed to maximize the

Company's return to stockholders. The Company's explicit objective is to pay at levels required to secure the services of exceptionally talented executive officers, in particular, and employees, in general, necessary to achieve its long-term financial, strategic and stock price growth goals. Since one of the Company's objectives is rapid revenue growth, by internal expansion and through acquisitions, the Company has recruited the executive talent required to run a company which is larger than the Company in its present form. Toward that end, the Executive Compensation Program is designed to provide:

    - Levels of compensation that are highly competitive with those provided in the various markets in which the Company competes for its executive resources.

    - Incentive compensation that:

       - varies with the financial performance of the Company and/or its various business units;

       - varies with the performance of the Company's stock price; and

       - effectively rewards individual performance.

    - Equity-based compensation that ties executives' long-term financial interests to growth in the Company's market value per share.

    PROVIDING HIGHLY COMPETITIVE LEVELS OF COMPENSATION. The Company provides its executive officers with a total compensation package that--at expected levels of performance--is generally intended to compare favorably with compensation packages provided to executives in the information industries (as adjusted to reflect the Company's size) who hold comparable positions or have similar qualifications. In addition, such compensation takes into account the highly unusual roles and combinations of responsibilities undertaken by Big Flower's executive officers.

    Given the Company's aggressive stockholder return objectives, the Company has designed salary and incentive programs intended to attract exceptionally high-caliber executives and is committed to paying these executives a substantial portion of their compensation based directly on the performance of the Company and, in appropriate cases, on the performance of a particular business unit.

    To establish appropriate competitive frames of reference, the Company looks toward pay levels offered by leading-performance companies in the relevant markets for executive talent. The Company periodically assesses an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. The Company's review of competitive compensation levels incorporates a case-by-case approach that considers each position's relative content, accountabilities and scope of responsibility. The Company also takes into account its businesses, current size and expected growth, expected contributions from specific executives and other similar factors. For senior executives, this review includes an examination of pay data for comparable positions within the information industries, as well as data for other diversified holding companies and pay data for individuals with backgrounds comparable to such officers.

    While the expected value of an executive's compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of pay at risk, and the actual value of the package will exceed or fall below this level depending on actual Company results. The Company is committed to the pay-for-performance philosophy and is implementing an Executive Compensation Program which ensures that stockholders receive performance-for-pay.

    ENSURING INCENTIVE COMPENSATION VARIES WITH PERFORMANCE. The Executive Compensation Program is designed to ensure that incentive compensation varies with the performance of the Company and its business units. Awards paid under the EIP and the grants under the Plan will be directly tied to the short-and long-term financial performance (especially EPS and EBITDA) of the Company and its business units, as well as the performance of the Company's stock price.

    The Company's various incentive plans each serve different purposes and, as such, employ different measures of performance and cover different periods of time. Accordingly, an executive officer's total compensation will not typically vary based on any single measure of Company or business unit performance over a particular period of time. However, in combination, these plans provide a powerful incentive-- focusing management attention on those measures important to stockholders (such as growth, EPS and EBITDA), holding participants accountable for poor results and rewarding them for superior accomplishments.

    The Company also believes that effectively rewarding performance helps drive managers to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that varies with financial and stock price performance, an executive's incentive awards may also be influenced by qualitative assessment of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by the Compensation Committee.

    OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM. The Executive Compensation Program is comprised of three principal elements: the base salary program, annual incentives under the EIP and grants of stock and option awards under the Plan. Each of these is designed and administered with the explicit purpose of furthering the stockholders' interests by facilitating the employment of highly-talented executives and motivating them to achieve exceptional levels of performance. An overview of each of these elements and of how each is intended to support stockholder interests is provided below.

        BASE SALARY COMPENSATION. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent, reflect an individual's on-going performance, and are periodically increased based on the executive's performance, the Company's overall financial performance and expected salary increases in the market for executive talent.

        ANNUAL INCENTIVE COMPENSATION. The EIP for executive officers and key employees of the Company's principal business units provides competitive annual pay opportunities linked to the Company's and/or business unit's annual financial performance. The EIP sets annual incentive target awards at levels that are competitive in the context of the Company's total Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against pre-set financial and strategic objectives.

        LONG-TERM INCENTIVE COMPENSATION. The Company provides the executives of the Company's principal business units with stock-based incentives intended to provide competitive long-term incentive opportunities, enable participants to build significant wealth when meaningful stockholder wealth has been created, and directly link a significant portion of total pay to the Company's long-term stock performance. Although the Plan is generally designed to provide periodic grants of options on the Common Stock, it also provides for the use of restricted stock awards.

    OTHER EXECUTIVE COMPENSATION. In addition, the Company provides executives with benefits and perquisites such as a 401(k) plan, health and life insurance benefits and tax and financial planning advice. Overall, the Compensation Committee believes the provided levels of benefits and perquisites are necessary and, in combination with the previously mentioned compensation elements, facilitate the Company's ability to secure the most appropriate executive talents.

    CEO COMPENSATION. During TP95, the Compensation Committee approved the Company's entering into an Employment Agreement with Mr. R. Theodore Ammon, the Company's Chief Executive Officer. See "Employment and Severance Agreements" below.

    The Committee took no action during Fiscal 1995 or TP95 to establish a policy with respect to the payment of compensation to the Company's executive officers of amounts that qualify for tax deductibility under the $1 million limit on deductible compensation under The Omnibus Budget Reconciliation Act of

1993 (the "Tax Act"). The Company is currently engaged in a comprehensive review of its Executive Compensation Program, and the Committee believes it would be better able to determine the appropriateness of a policy regarding the Tax Act if the matter were considered in the context of establishing executive compensation for the Company's first full year of operations, after TP95.

    SUMMARY. The Compensation Committee believes the Executive Compensation Program will ensure the Company's ability to retain, motivate and attract the executive resources required to maximize long-term stockholder returns. The Company's competitive pay philosophy facilitates the employment of talented executives. The emphasis on variable pay and the direct link to both financial and stock performance ties this competitive pay to critical measures of Company performance. In combination, all these elements act in the best interests of the Company's stockholders and are worthy of your support.

                                          The Compensation Committee
                                          Sanford G. Scheller, Chairman
                                          Peter G. Diamandis
                                          Leon D. Black

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid for TP95 and for the fiscal years ended June 30, 1993, June 30, 1994 and June 30, 1995, to R. Theodore Ammon, the Chief Executive Officer of Big Flower, Donald E. Roland, the Chief Executive Officer of Treasure Chest, and each of the four other most highly paid executive officers of Treasure Chest who were serving as executive officers as of the end of TP95 (the "Named Executive Officers"). With the March 1996 acquisition of Webcraft Technologies, Inc. and the recent hiring of Messrs. Reilly and Angelson as executive officers of Big Flower, the executive officers of Big Flower are Messrs. Ammon, Reilly and Angelson.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                 -------------
                                                                                                 COMPENSATION
                                                                                                 -------------
                                                                                                    AWARDS
                                                                                                 -------------
                                                                 ANNUAL COMPENSATION              SECURITIES
                                                      -----------------------------------------   UNDERLYING       ALL OTHER
                                           FISCAL                     OTHER ANNUAL               OPTIONS/SARS    COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR      BONUS ($)(1)  COMPENSATION ($)  SALARY($)       (#)           ($)(2)
---------------------------------------  -----------  ------------  ----------------  ---------  -------------  ---------------

R. Theodore Ammon......................        TP95       344,750          --            --          300,000          --
  Chief Executive Officer of Big Flower        1995       643,750         392,600        --           --               2,310
  and Chairman of the Board of Treasure        1994       529,615         447,200        --           --              --
  Chest                                        1993        --              --            --           --              --

Donald E. Roland.......................        TP95       224,267          --           112,315(3)      --             1,713
  Chief Executive Officer and President        1995       321,513         163,080        --           --                 943
  of Treasure Chest                            1994       289,380         185,760        --           26,001             876
                                               1993       247,710          92,400        --           --               5,566

Herbert W. Moloney III.................        TP95       113,667          --            --           --               1,815
  Senior Vice President, Marketing and         1995       177,551         111,740         8,661(4)      --             1,723
  Sales of Treasure Chest                      1994        --              --            --           --              --
                                               1993        --              --            --           --              --

David E. Glick.........................        TP95       112,500          --            --           --              --
  Senior Vice President and General            1995       211,769         107,670       318,461(5)      --             3,346
  Manager of Treasure Chest                    1994       191,734         127,280        --           12,441           1,771
                                               1993       164,780          47,145        --           --               5,464

Wayne S. Lynn..........................        TP95       112,500          --            --           --               3,079
  Senior Vice President and General            1995       204,263          97,310        24,548(6)       7,775        --
  Manager of Treasure Chest                    1994        54,977          31,820        21,385(7)      --            --
                                               1993        --              --            --           --              --

Thomas R. Zimmer.......................        TP95       112,500          --            --           --                 727
  Senior Vice President and General            1995       198,333         115,070        --            2,488           2,971
  Manager of Treasure Chest                    1994       151,140          80,550        --            8,460           2,530
                                               1993       133,157          44,640        --           --               2,302

------------------------

(1) Annual bonuses under EIP are scheduled to be determined and paid with respect to the plan year ending June 30, 1996 in October 1996.

(2) Amounts shown for TP95 reflect 401(k) matching contributions made by Treasure Chest to the officers' individual accounts under the Treasure Chest Advertising Company, Inc. Savings Plus Plan.

(3) $108,315 in relocation cost reimbursements (including tax gross up) and $4,000 in auto allowance.

(4) $8,661 in auto allowance.

(5) $308,741 in relocation cost reimbursements (including tax gross up) and $9,720 in auto allowance.

(6) $14,828 in relocation cost reimbursements (including tax gross up) and $9,720 in auto allowance.

(7) $18,955 in relocation cost reimbursements (including tax gross up) and $2,430 in auto allowance.

    The following table sets forth option grants to purchase Common Stock made to the Named Executive Officers during Fiscal 1995 and TP95 under the Plan. The Company did not grant any stock appreciation rights during Fiscal 1995 or during TP95.

                   OPTION/SAR GRANTS IN FISCAL 1995 AND TP95

                                                                                                  POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
                                  -------------------------------------------------                      ANNUAL
                                    NUMBER OF        % OF TOTAL                                   RATES OF STOCK PRICE
                                   SECURITIES       OPTIONS/SARS                                    APPRECIATION FOR
                                   UNDERLYING        GRANTED TO        EXERCISE OR                  OPTION TERM (2)
                                  OPTIONS/SARS      EMPLOYEES IN       BASE PRICE    EXPIRATION  ----------------------
NAME                               GRANTED(#)     FISCAL 1995/TP95      ($/SHARE)       DATE       5%($)       10%($)
--------------------------------  -------------  -------------------  -------------  ----------  ----------  ----------

R. Theodore Ammon (1)...........      300,000               100%            16.00     11/21/05    3,018,694   7,649,963

Donald E. Roland................            0                 0            --            --          --          --

Herbert W. Moloney III..........            0                 0            --            --          --          --

David E. Glick..................            0                 0            --            --          --          --

Wayne S. Lynn (3)...............        7,775              15.2              7.46      1/10/05       36,476      92,437

Thomas R. Zimmer (3)............        2,488               4.9              7.46      1/10/05       11,673      29,580

------------------------

(1) Mr. Ammon's options were granted on November 21, 1995 (during TP95) and vest at the rate of 33 1/3% on each anniversary of the date of grant. The exercise price of $16.00 was equal to the price at which shares of Common Stock were offered to the public in the Company's initial public offering.

(2) The potential gains shown are net of the exercise price of the options and do not include the effect of any taxes associated with exercise. The amounts are for the assumed rates of appreciation only, do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, upon exercise of the options will depend on the future performance of the Common Stock, continued employment of the optionee with the Company and other factors.

(3) The options granted to Messrs. Lynn and Zimmer were granted on January 10, 1995 (during Fiscal 1995) and vest at the rate of 20% on each anniversary of the date of grant.

    The following table sets forth the number and value of options to purchase Common Stock held by the Named Executive Officers as of the end of TP95.

                    AGGREGATED OPTION/SAR EXERCISES IN TP95
                        AND TRANSITION PERIOD-END VALUES

                                                                                                               VALUE OF
                                                                                           NUMBER OF          UNEXERCISED
                                                                                           SECURITIES        IN-THE-MONEY
                                                                                           UNDERLYING        OPTIONS/SARS
                                                                                          OPTIONS/SARS      AT END OF TP95
                                                                                       AT END OF TP95 (#)         ($)
                                                      SHARES                           ------------------  -----------------
                                                    ACQUIRED ON           VALUE           EXERCISABLE/       EXERCISABLE/
                                                   EXERCISE (#)       REALIZED ($)     UNEXERCISABLE (1)   UNEXERCISABLE (2)
                                                 -----------------  -----------------  ------------------  -----------------
R. Theodore Ammon..............................         --                 --                  0/300,000          0/0
Donald E. Roland (2)...........................         --                 --              20,801/31,202     255,436/383,161
Herbert W. Moloney III.........................         --                 --               3,110/12,440      36,605/146,419
David E. Glick (2).............................         --                 --               9,953/14,929     122,223/183,328
Wayne S. Lynn..................................         --                 --               3,110/12,440      36,605/146,419
Thomas R. Zimmer (2)...........................         --                 --               7,763/14,133      94,822/171,523

------------------------

(1) Except with respect to Mr. Ammon, shares of Common Stock purchasable upon the exercise of options listed as "exercisable" are subject to certain restrictions on transfer until November 1, 1996.

(2) Value of all options for Messrs. Roland and Glick and 16,920 options for Mr. Zimmer does not include $.89 per option share paid by such individuals to purchase such options.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The following table sets forth annual amounts payable upon retirement under Treasure Chest's supplemental executive retirement plan (the "SERP").

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
               ----------------------------------------------------------------
REMUNERATION       5         10         15         20         25         30
-------------  ---------  ---------  ---------  ---------  ---------  ---------
1$50,000.....  $   7,500  $  15,000  $  22,500  $  30,000  $  37,500  $  45,000
175,000.....       8,750     17,500     26,250     35,000     43,750     52,500
200,000.....      10,000     20,000     30,000     40,000     50,000     60,000
225,000.....      11,250     22,500     33,750     45,000     56,250     67,500
250,000.....      12,500     25,000     37,500     50,000     62,500     75,000
275,000.....      13,750     27,500     41,250     55,000     68,750     82,500
300,000.....      15,000     30,000     45,000     60,000     75,000     90,000
500,000.....      25,000     50,000     75,000    100,000    125,000    150,000
600,000.....      30,000     60,000     90,000    120,000    150,000    180,000
700,000.....      35,000     70,000    105,000    140,000    175,000    210,000
800,000.....      40,000     80,000    120,000    160,000    700,000    240,000
900,000.....      45,000     90,000    135,000    180,000    225,000    270,000

    The compensation covered by the SERP includes the executive's entire annual base salary. Messrs. Ammon, Roland, Moloney, Glick, Lynn and Zimmer currently have 2, 12, 1, 12, 11 and 26 years of service, respectively. Benefits under the SERP are computed by multiplying the participant's average salary for the last five years prior to retirement by a percentage equal to one percent for each year of service up to a maximum of 30 years. Benefits under the SERP are not subject to a deduction for Social Security or other offset amounts.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    AMMON EMPLOYMENT AGREEMENT. The Company and Treasure Chest entered into an employment agreement (the "Ammon Agreement") with Mr. Ammon, effective November 20, 1995, pursuant to which Mr. Ammon serves as Chairman and Chief Executive Officer of the Company, Chairman of Treasure Chest and a Director of the Company. The initial term of the Ammon Agreement is three years, subject to automatic one-year extensions commencing on the second anniversary of the Ammon Agreement, unless either the Company or Mr. Ammon provides specified notice to the contrary. Mr. Ammon is required to devote to the Company the time necessary for the effective conduct of his duties under the Ammon Agreement and is permitted to engage in outside business interests that do not conflict with such duties or otherwise compete with the Company. Mr. Ammon is entitled to receive an initial base salary equal to $750,000 per year; an annual bonus targeted at not less than 50% of base salary (assuming bonus targets under the EIP are met); an annual payment of $108,000 with respect to life insurance premiums; and certain fringe benefits, including participation in the SERP. Mr. Ammon has been granted an option to purchase 300,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price equal to $16.00 per share and (c) vesting ratably over a three-year period. Mr. Ammon is also entitled to receive a supplemental retirement benefit, subject to certain vesting and benefit accrual requirements and to offset by amounts payable under the SERP, of up to 50% of his final average compensation (including salary and EIP bonus) commencing at age 60 upon termination of his employment other than for "cause" (as defined in the Ammon Agreement). Mr. Ammon will have the right to terminate the Ammon Agreement in the event of the material breach thereof by the Company or for other "good reason" (as defined in the Ammon Agreement). In such event, or if the Company terminates Mr. Ammon's employment without cause, Mr. Ammon will generally be entitled to receive the salary and bonus otherwise payable to him over the remaining term of the Ammon Agreement, or for a period of six months, if greater, all outstanding stock incentive awards would immediately vest, Mr. Ammon would receive additional service credit for purposes of the supplemental retirement benefit, and the life insurance and certain fringe benefits would continue during the severance period. Upon the termination of his employment following a "change in control" of the Company (as defined in the Ammon Agreement), Mr. Ammon would (i) be entitled to receive a lump sum amount equal to three times his base salary and bonus, (ii) become vested in any outstanding restricted stock awards, (iii) have the right to receive a cash payment equal to the spread on all outstanding stock options, (iv) receive a lump sum payment with respect to foregone fringe benefits, (v) receive additional service credit for purposes of the supplemental retirement benefit and (vi) be entitled to a payment sufficient to offset the effects of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

    REILLY EMPLOYMENT AGREEMENT. The Company and Treasure Chest entered into an employment agreement with Mr. Reilly, effective March 29, 1996 (the "Reilly Agreement"), pursuant to which Mr. Reilly will serve as President and Chief Operating Officer of the Company and as Vice Chairman of the Board of Directors of Treasure Chest. The initial term of the Reilly Agreement is three years, subject to automatic one-year extensions commencing on the second anniversary of the Reilly Agreement, unless either the Company or Mr. Reilly provides specified notice to the contrary. Mr. Reilly is required to devote to the Company all of his working time, attention and efforts. Mr. Reilly is entitled to receive an initial base salary of $500,000 per year; an annual bonus targeted at not less than 50% of base salary (assuming bonus targets under the EIP are met), with a guaranteed annual bonus of $250,000 payable with respect to the fiscal year of the Company ending December 31, 1996; a signing bonus of $37,000 to compensate Mr. Reilly with respect to the value of stock options granted by his previous employer and forfeited in connection with his termination of employment therewith; and certain fringe benefits, including participation in the SERP. Mr. Reilly has been granted an option to purchase 200,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price of $12.75 per share, and (c) vesting in installments of 20% each on December 31, 1996, 1997, 1998, and 1999 and the remaining 20% on the fourth anniversary of the Reilly Agreement, provided that all such options will immediately vest upon the occurrence of a "change in control" of the Company (as defined in the Reilly Agreement). Mr. Reilly will have the right to terminate the Reilly Agreement in the event of the material breach thereof by the Company or for other "good reason" (as defined in the Reilly Agreement). In such event, or if the Company terminates Mr. Reilly's employment without "cause" (as defined in the Reilly Agreement), (i) Mr. Reilly will be entitled to receive a lump sum amount equal to the sum of (A) two times the sum of (x) his then base salary plus (y) the highest annual performance bonus Mr. Reilly received in the three years preceding such termination of employment, plus (B) the present value of all fringe benefits payable under the remaining term of the Reilly Agreement,
(ii) all outstanding equity incentive awards (including stock options) will immediately vest and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term), and
(iii) Mr. Reilly would be entitled to receive a payment sufficient to offset the effects of any excise tax imposed under Section 4999 of the Code. During the term of the Reilly Agreement (and, in the event Mr. Reilly terminates his employment other than for good reason or the Company terminates Mr. Reilly's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Reilly will be subject to certain non-competition and non-solicitation requirements.

    ANGELSON EMPLOYMENT AGREEMENT. The Company and Treasure Chest entered into an employment agreement with Mr. Angelson, effective March 21, 1996 (the "Angelson Agreement"), pursuant to which Mr. Angelson will serve as Executive Vice President, General Counsel and Secretary of the Board of Directors of the Company and as General Counsel and a member of the Board of Directors of Treasure Chest. The initial term of the Angelson Agreement is three years, subject to automatic one-year extensions commencing on the second anniversary of the Angelson Agreement, unless either the Company or Mr. Angelson provides specified notice to the contrary. Mr. Angelson is required to devote to the Company and its affiliates all of his working time, attention and efforts. In consideration for his services Mr. Angelson is entitled to receive an initial base salary of $450,000 per year; an annual bonus targeted at not less than 50% of base salary (assuming bonus targets under the EIP are met), with a guaranteed annual bonus of $225,000 payable with respect to the fiscal year of the Company ending December 31, 1996; annual premium payments during the term of employment with respect to a $2 million split-dollar life insurance policy or policies to be acquired and owned by Mr. Angelson; and certain fringe benefits, including participation in the SERP and payment of certain expenses in connection with Mr. Angelson's relocation from London to New York. Mr. Angelson has been granted an option to purchase 150,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price of $12.625 per share, and (c) vesting in installments of 10% on December 31, 1996, 15% on the first anniversary of the Angelson Agreement and 25% on each of the next three anniversaries of the Angelson Agreement, provided, that all such options will immediately vest upon the occurrence of a "change in control" of the Company (as defined in the Angelson Agreement). Mr. Angelson will have the right to terminate the Angelson Agreement in the event of the material breach thereof by the Company or for other "good reason" (as defined in the Angelson Agreement). In such event, or if the Company terminates Mr. Angelson's employment without "cause" (as defined in the Angelson Agreement), (i) Mr. Angelson will be entitled to receive a lump sum amount equal to the sum of (A) two times the sum of (x) his then base salary plus (y) the highest annual performance bonus Mr. Angelson received in the three years preceding such termination of employment, plus (B) the present value of all insurance premium payments and other fringe benefits payable under the remaining term of the Angelson Agreement, (ii) all outstanding equity incentive awards (including stock options) will immediately vest and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term), and (iii) Mr. Angelson would be entitled to receive a payment sufficient to offset the effects of any excise tax imposed under
Section 4999 of the Code. During the term of the Angelson Agreement (and, in the event Mr. Angelson terminates his employment other than for good reason or the Company terminates

Mr. Angelson's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Angelson will be subject to certain non-competition and non-solicitation requirements.

    SEVERANCE AGREEMENTS. The Company and Treasure Chest entered into severance agreements with each of Messrs. Roland, Glick, Kaplan, Lynn, Zimmer and Moloney (the "Executive Severance Agreements"). In July 1996, the Company and Treasure Chest also executed an Executive Severance Agreement with Mr. William G. Schaefer, Senior Vice President--Legal Affairs of Treasure Chest, in connection with Mr. Schaefer's employment with Treasure Chest. The Executive Severance Agreements provide that if a covered executive's employment is terminated by the Company without "cause" or by the executive for "good reason" within one year following a "change in control" of Treasure Chest (each as defined in the Executive Severance Agreements), the executive would receive severance in an amount equal to three times base salary plus bonus. In addition, (i) all outstanding stock incentive awards would immediately vest and become exercisable, (ii) the executive would receive a pro rata bonus payout under the EIP, and (iii) the executive would be entitled to two years of continued welfare benefits. The total amount of benefits payable to each executive would be limited, if necessary, to provide that the Company would suffer no loss of a deduction pursuant to Section 280G of the Code.

    In addition, Mr. Roland is currently covered under Treasure Chest's Severance Benefit Plan (the "Severance Benefit Plan"), which provides that if his employment is terminated (other than by reason of death, "disability," "retirement," termination for "cause" or termination other than for "good reason" (each as defined in the Severance Benefit Plan) within three years following a "change in control" (as defined in the Severance Benefit Plan), he would be entitled to receive monthly severance benefits for a period of four years. The total amount of such severance benefits would be equal to two and one-half times Mr. Roland's base salary at the time of such termination which, at his current base salary, would be approximately $1,093,000. The acquisition of Treasure Chest by Big Flower in 1993 constituted a change in control for purposes of the Severance Benefit Plan. Mr. Roland's Executive Severance Agreement is not currently in effect, but will become effective and supersede his entitlement to benefits under the Severance Benefit Plan in the event of a subsequent change in control of the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to November 20, 1995, the Company's Compensation Committee during TP95 consisted of Sanford G. Scheller, R. Theodore Ammon and Leon D. Black, and following such date consisted of Mr. Scheller, Mr. Black and Mr. Peter G. Diamandis. Mr. Scheller serves as Chairman of the Compensation Committee. There were no interlocks involving members of the Compensation Committee.

STOCK PRICE PERFORMANCE GRAPH

                          BIG FLOWER PRESS HOLDINGS, INC.
                     COMPARISON OF CUMULATIVE TOTAL RETURN:
              BIG FLOWER VS. S&P 500 & S&P PUBLISHING (NEWSPAPER)
                          TOTAL RETURN TO STOCKHOLDERS
                              REINVESTED DIVIDENDS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            BIG FLOWER PRESS HLDGS INC   S&P 500 INDEX   PUBLISHING (NEWSPAPER) - 500
22-Nov-95                       100.00           100.00                        100.00
Dec-95                          100.81           103.11                        101.00

    This total stockholders return model assumes reinvested dividends.

                              CERTAIN TRANSACTIONS

    On January 10, 1995 certain officers, members of management and key employees of Treasure Chest purchased an aggregate of 84,842 shares of Common Stock (which shares are subject to certain "call" provisions) and were granted options to purchase 49,208 shares of Common Stock pursuant to the 1993 Stock Plan. Treasure Chest loaned an aggregate of $212,000 to such investors for such purchases, including $66,000 to Herbert W. Moloney III, Senior Vice President, Marketing and Sales of Treasure Chest. The loans to the above management investors are evidenced by promissory notes bearing interest at the rate of 8% per annum. The promissory notes are secured by the shares of Common Stock purchased by the investors, and the notes become due upon the earlier to occur of the date the "call" provision with respect to the shares is exercised and seven years from the date of the notes. Under the Company's credit agreement with its banks, the Company is generally permitted to make payments of up to $4,000,000 per year to purchase Common Stock pursuant to the "call" provisions.

    In connection with the resignation of Robert Turner, the former Vice President, Human Resources of Treasure Chest, in March 1995, Treasure Chest accelerated the payment of $150,000 in severance benefits payable to him under the Severance Benefit Plan.

                                  PROPOSAL 2.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

INTRODUCTION

    The Board of Directors has selected Deloitte & Touche LLP ("Deloitte") to be the Company's independent certified public accountants for its fiscal year ended December 31, 1996. Deloitte has acted as the Company's independent certified public accountants since July, 1993.

    Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

    Ratification of the appointment of the independent certified public accountant requires the affirmative vote of a majority in voting power present (in person or by proxy) and entitled to vote at the Meeting. In the event that the Company's stockholders fail to ratify the appointment of Deloitte, the selection of the Company's independent certified public accountants will be submitted to the Company's Board of Directors for reconsideration.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, facsimile or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $6,000, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

    From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the Company's Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1997 Annual Meeting must be received by the Company no later than March 1, 1997, and must otherwise comply with Rule 14a-8 under the Exchange Act.

    Big Flower's By-Laws currently impose certain additional procedural requirements for submitting stockholder proposals to Annual Meetings of Stockholders. Any such proposal must be specified in a written notice given by a stockholder of record on the date of giving the notice specified below and on the record date for such Meeting, in accordance with all of the following requirements. Such notice must be delivered to, or mailed and received at, the principal executive office of the Company addressed to the attention of the Secretary, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Such notice must set forth as to each matter such stockholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The Company may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to a nominee. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 3 East 54th Street, New York, New York 10022.

INFORMATION INCORPORATED BY REFERENCE

    The Company hereby incorporates by reference into this Proxy Statement "Item
7. Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Transition Report on Form 10-K for the Transition Period from July 1, 1995 to December 31, 1995, a copy of which is being provided to stockholders along with this Proxy Statement.

                                          By Order of the Board of Directors

New York, New York
October 4, 1996